SCHEDULE A

dated September 3, 2019

to the

AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

dated February 10, 2015 between

THE ADVISORS’ INNER CIRCLE FUND

and

WESTWOOD MANAGEMENT CORP.

MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

Name of Fund	Maximum Annual Operating Expense Limit		Initial Term End Date
Westwood LargeCap Value Fund	Institutional Shares	0.65%	February 28, 2019
	A Class Shares	0.90%	February 28, 2019
Westwood Income Opportunity Fund	Institutional Shares	0.90%	February 28, 2021
	A Class Shares	1.15%	February 28, 2021
	C Class Shares	1.90%	February 28, 2021
Westwood SMidCap Fund	Institutional Shares	0.88%	February 28, 2019
Westwood SmallCap Fund	Institutional Shares	0.99%	February 28, 2021
	A Class Shares	1.04%	February 28, 2021
	C Class Shares	1.79%	February 28, 2021
Westwood Low Volatility Equity Fund	Institutional Shares	0.75%	February 28, 2018
Westwood SMidCap Plus Fund	Institutional Shares	0.81%	February 28, 2019
Westwood Short Duration High Yield Fund	Institutional Shares	0.80%	February 28, 2017
	A Class Shares	1.05%	February 28, 2017
Westwood Emerging Markets Fund	Institutional Shares	1.20%	February 28, 2016
	A Class Shares	1.45%	February 28, 2016
Westwood Emerging Markets Plus Fund	Institutional Shares	1.20%	February 28, 2016
	A Class Shares	1.45%	February 28, 2016
Westwood Market Neutral Income Fund	Institutional Shares	1.20%	February 28, 2017
	Ultra Shares	1.05%	February 28, 2017
Westwood Strategic Convertibles Fund	Institutional Shares	0.85%	February 28, 2019
Westwood Flexible Income Fund	Institutional Shares	0.79%	February 28, 2020

ACKNOWLEDGED AND ACCEPTED BY:

WESTWOOD MANAGEMENT CORP.

By:	/s/ Julie K. Gerron
Name: Julie K. Gerron
Title: General Counsel & CCO

THE ADVISORS’ INNER CIRCLE FUND

By:	/s/ Matthew M. Maher
Name: Matthew M. Maher
Title: VP & Assistant Secretary